Calculation of Filing Fee Tables
S-8
ACCURAY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Performance Unit Agreement for David Shin ("Shin PSU Award")	Other	375,000	$ 0.32	$ 120,000.00	0.0001381	$ 16.57
2	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement for David Shin ("Shin RSU Award")	Other	375,000	$ 0.32	$ 120,000.00	0.0001381	$ 16.57
3	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Performance Unit Agreement for Paul Miele ("Miele PSU Award")	Other	650,000	$ 0.32	$ 208,000.00	0.0001381	$ 28.72
4	Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Stand-Alone Inducement Restricted Stock Unit Agreement for Paul Miele ("Miele RSU Award")	Other	650,000	$ 0.32	$ 208,000.00	0.0001381	$ 28.72
Total Offering Amounts:						$ 656,000.00		$ 90.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 90.58
Offering Note
[1]	Consists of shares of the Registrant's Common Stock underlying the Shin PSU Award, which were granted to the Registrant's Senior Vice President and Chief Legal Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Shin PSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026.

[2]	Consists of shares of the Registrant's Common Stock underlying the Shin RSU Award, which were granted to the Registrant's Senior President and Chief Legal Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Shin RSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026.

[3]	Consists of shares of the Registrant's Common Stock underlying the Miele PSU Award, which were granted to the Registrant's Senior Vice President and Chief Commercial Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Miele PSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026.

[4]	Consists of shares of the Registrant's Common Stock underlying the Miele RSU Award, which were granted to the Registrant's Senior President and Chief Commercial Officer, as an inducement material to his acceptance of employment with the Registrant. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Miele RSU Award that are being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources